                                                                Exhibit (12)(b)

                                February 11, 2000

Armada Funds
The Parkstone Group of Funds
One Freedom Valley Drive
Oaks, Pennsylvania 19456

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
               ------------------------------------------------------

Dear Ladies and Gentlemen:

                  You have asked for our opinion in accordance with the above Agreement and Plan of Reorganization (the "Agreement") by and between the Parkstone Group of Funds ("Parkstone"), on behalf of each of the following Five
Funds: the Large Capitalization Fund, U.S. Government Income Fund, Mid Capitalization Fund, Michigan Municipal Bond Fund, Treasury Fund (each a "Transferor Fund: and collectively the "Transferor Funds") and Armada Funds ("Armada") on behalf of the following Five Funds: the Large Cap Ultra Fund, U.S. Government Income Fund, Mid Cap Growth Fund, Michigan Municipal Bond Fund, and Treasury Plus Money Market Fund (each, a "successor fund" and collectively, the "Successor Funds"), as to certain Federal income tax consequences of the transactions contemplated in the Agreement. Both Parkstone and Aramda are Massachusetts Business Trusts.

Background

                  At the time of the transactions each Transferor Fund will transfer all of its assets and liabilities to a corresponding Successor Fund solely in exchange for the assumption by the corresponding Successor Fund of all liabilities of each Transferor Fund and the issuance by corresponding Successor Fund to each Transferor Fund of shares in the corresponding Successor Fund. Each Transferor Fund will then distribute the corresponding Successor Fund shares to the holders of Transferor Fund shares in exchange for those Transferor Fund shares, in liquidation of each Transferor Fund, and the existence of each Transferor Fund will be terminated. After this date, each Successor Fund will continue the investment operations of the corresponding Transferor Fund.

                  For purposes of this opinion, we have relied on certain written representations of officers of Parkstone and Armada, copies of which are attached hereto, and have assumed such representations to be true. We have also assumed that the Agreement included as an exhibit in the proxy materials (the "Proxy Statement") that is part of the Registration Statement being filed this day with the Securities and Exchange Commission (the "SEC") in connection with the transaction has been duly authorized by the parties and approved by the shareholders of each of the Transferor Funds.

February 11, 2000
Page 2

Conclusions

                  Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Proxy Statement and the Agreement), it is our opinion for Federal income tax purposes that:

                  (i) the acquisition of all of the assets of each Transferor Fund by its corresponding Successor Fund solely in exchange for the issuance of Successor Fund shares to each Transferor Fund and the assumption by the corresponding Successor Fund of all of the liabilities of each Transferor Fund, followed by the distribution in liquidation by each Transferor Fund of such Successor Fund shares to the Transferor Fund shareholders in exchange for their Transferor Fund shares and the termination of each Transferor Fund, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and each Transferor Fund and corresponding Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

                  (ii) no gain or loss will be recognized by any Transferor Fund upon (a) the transfer of all of its assets to its corresponding Successor Fund solely in exchange for the issuance of corresponding Successor Fund shares to the Transferor Fund and the assumption by the Successor Fund of the Transferor Fund's liabilities and (b) the distribution by the Transferor Fund of such Successor Fund shares to the Transferor Fund shareholders;

                  (iii) no gain or loss will be recognized by each Successor Fund upon its receipt of all of the corresponding Transferor Fund's assets solely in exchange for the issuance of the Successor Fund shares to the Transferor Fund and the assumption by the Successor Fund of all of the liabilities of corresponding Transferor Fund;

                  (iv) the adjusted basis of the assets acquired by each Successor Fund from its corresponding Transferor Fund will be, in each instance, the same as the adjusted basis of those assets in the Transferor Fund's hands immediately prior to the transfer;

                  (v) the holding period of the assets of each Transferor Fund in the hands of its corresponding Successor Fund will, in each instance, include the Transferor Fund's holding period for those assets;

February 11, 2000
Page 3


                  (vi) no gain or loss will be recognized by each Transferor Fund's shareholders upon the exchange of all of their shares of the Transferor Fund solely for corresponding Successor Fund shares as part of the transaction;

                  (vii) the adjusted basis of the Successor Fund shares received by the shareholders of the corresponding Transferor Fund in the transaction will be, for each shareholder, the same as the adjusted basis of the Transferor Fund shares surrendered in exchange therefor; and

                  (viii) the holding period of the Successor Fund shares received by the shareholders of the corresponding Transferor Fund will include, for each Transferor Fund shareholder, the tax holding period for the Transferor Fund shares surrendered in exchange therefor, provided that such Transferor Fund shares were held as capital assets on the date of the exchange.

                  This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in federal income tax laws and the interpretation thereof can have retroactive effect.

                  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "INFORMATION RELATING TO THE PROPOSED REORGANIZATION-- Federal Income Tax Consequences" in the Proxy Statement. In consenting to such references to our firm, we have not certified any part of the Registration Statement, and such consent does not establish that we come within the categories of persons whose consent is required under section 7 of the Securities Act of 1933 or under the rules and regulations of the SEC issued thereunder.

                                Very truly yours,



                                DRINKER BIDDLE & REATH LLP

SDDH:FCM

                                  ARMADA FUNDS
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456


                                February 11, 2000


Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA  19103

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
                -------------------------------------------------------

Dear Ladies and Gentlemen:

                  The Parkstone Group of Funds ("Parkstone") and we have requested your opinion as to certain Federal income tax matters in connection with the above-referenced Agreement and Plan of Reorganization (the "Agreement") by and between Parkstone on behalf of each of the five following Funds: the Large Capitalization Fund, U.S. Government Income Fund, Mid Capitalization Fund, Michigan Municipal Bond Fund, and Treasury Fund (each a "Transferor Fund" and collectively, the "Transferor Funds") and Armada Funds ("Armada") on behalf of the following five newly formed Funds: the Large Cup Ultra Fund, U.S. Government Income Fund, Mid Cap Growth Fund, Michigan Municipal Bond Fund, and Treasury Plus Money Market Fund (each a "Successor Fund" and collectively the "Successor Funds"). Both Parkstone and Armada are Massachusetts business trusts. At the time of the Transactions, each Transferor Fund will transfer all of its assets and liabilities to a corresponding Successor Fund in exchange for shares in a corresponding Successor Fund. Each Transferor Fund will then distribute the corresponding Successor Fund shares to the holders of shares in the corresponding Transferor Fund in exchange for those Transferor Fund shares, in liquidation of each Transferor Fund, and the existence of the Transferor Funds will be terminated. All of the above steps constitute the "Transactions." After the Transactions, each Successor Fund will continue the investment operations of the corresponding Transferor Fund.

                  To enable you to render such opinion, we are furnishing the following representations, which are true, accurate and complete as of the date hereof:

February 11, 2000
Page 2

                  (i) Each Successor Fund will be newly formed at the time of the Transactions and will qualify as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code") for its current fiscal year.

                  (ii) The fair market value of the corresponding Successor Fund shares received by each Transferor Fund shareholder will approximately equal the fair market value of the Transferor Fund shares surrendered in the exchange.

                  (iii) Immediately following consummation of the Transactions, the former holders of Transferor Fund shares will own all of the outstanding corresponding Successor Fund shares and will own such shares solely by reason of their ownership of Transferor Fund shares immediately prior to the Transactions.

                  (iv) Immediately following consummation of the Transactions, each Successor Fund will possess the same assets and liabilities, except for assets used to pay expenses incurred in connection with the Transactions, as those possessed by the corresponding Transferor Fund immediately prior to the Transactions. Assets used to pay expenses, and all redemptions and distributions (except for regular, normal dividends) made by each Transferor Fund immediately preceding the Transactions will, in the aggregate, constitute less than one percent (1%) of the net assets of such Transferor Fund.

                  (v) Following the Transactions, each Successor Fund will continue the historic business of the corresponding Transferor Fund or will use a significant portion of the Transferor Fund's historic business assets in a business.

                  (vi) No Successor Fund has any plan or intention to reacquire any of its shares issued in the Transactions, except in the ordinary course of business.

                  (vii) No Successor Fund has any plan or intention to sell or otherwise to dispose of any of the assets of the corresponding Transferor Fund acquired in the Transactions, except for dispositions made in the ordinary course of business.


                  (viii) The Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus that is part of the Registration Statement being filed this day with the Securities and Exchange Commission.

February 11, 2000
Page 3


                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We shall undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                Very truly yours,

                                ARMADA FUNDS


                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Title:
                                       --------------------------------------

                          THE PARKSTONE GROUP OF FUNDS
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456

                                February 11, 2000

Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA  19103

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
                  -----------------------------------------------------

Dear Ladies and Gentlemen:

                  Armada Funds ("Armada") and we have requested your opinion as to certain Federal income tax matters in connection with the above-referenced Agreement and Plan of Reorganization (the "Agreement") by and between The Parkstone Group of Funds ("Parkstone"), on behalf of each of the five following
Funds: the Large Capitalization Fund, U.S. Government Income Fund, Mid Capitalization Fund, Michigan Municipal Bond Fund, and Treasury Fund (each a "Transferor Fund" and collectively, the "Transferor Funds") and Armada on behalf of the following five Funds: the Large Cup Ultra Fund, U.S. Government Income Fund, Mid Cap Growth Fund, Michigan Municipal Bond Fund, and Treasury Plus Money Market Fund (each, a "Successor Fund" and collectively, the "Successor Funds"). Both Parkstone and Armada are Massachusetts business trusts. At the time of the Transactions, each Transferor Fund will transfer all of its assets and liabilities to a corresponding Successor Fund in exchange for shares in the Successor Fund. Each Transferor Fund will then distribute the corresponding Successor Fund shares to the holders of shares in the corresponding Transferor Fund in exchange for those Transferor Fund shares, in liquidation of each Transferor Fund, and the existence of the Transferor Funds will be terminated. All of the above steps constitute the "Transactions." After the Transactions, each Successor Fund will continue the investment operations of the corresponding Transferor Fund.

                  To enable you to render such opinion, we are furnishing the following representations, which are true, accurate and complete as of the date hereof:

                  (i) Each Transferor Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the "Code") for its most recently ended fiscal year and will so qualify for its current fiscal year.

February 11, 2000
Page 2

                  (ii) In connection with the Transactions, there is no plan or intention by the shareholders of any Transferor Fund who own one percent (1%) or more of such Transferor Fund's shares, and, to the best of the knowledge of the management of each Transferor Fund, no plan or intention on the part of the remaining holders of Transferor Fund shares, to exchange or have redeemed any corresponding Successor Fund shares received in the Transactions.

                  (iii) Immediately following consummation of the Transactions, the former holders of Transferor Fund shares will own all of the outstanding Successor Fund shares and will own such shares solely by reason of their ownership of Transferor Fund shares immediately prior to the Transactions.

                  (iv) No Transferor Fund has outstanding any warrants, options, convertible securities or other type of right pursuant to which any person could acquire Transferor Fund shares.

                  (v) The liabilities of each Transferor Fund that will be assumed by the corresponding Successor Fund and the liabilities, if any, to which the transferred assets will be subject were incurred by each Transferor Fund in the ordinary course of its business.

                  (vi) No Transferor Fund is under the jurisdiction of a court in a case under Title 11 of the United States Code or similar case within the meaning of Code section 368(a)(3)(A).


                  (vii) The Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus that is part of the Registration Statement being filed this day with the Securities and Exchange Commission.

February 11, 2000
Page 3

                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith concerning certain of the federal income tax consequences of the Transactions. We shall undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                Very truly yours,

                                THE PARKSTONE GROUP OF FUNDS



                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Title:
                                       --------------------------------------